                                              THE LUTHERAN BROTHERHOOD FAMILY OF FUNDS
                                                          AMENDMENT NO. 6
                                                        TO THE FIRST AMENDED
                                                AND RESTATED MASTER TRUST AGREEMENT

           AMENDMENT NO. 6 to the First Amended and Restated Master Trust Agreement dated as of September 1,  1993 (the "Agreement")
of Lutheran Brotherhood Family of Funds (the "Trust"), made as of the 12th day of February, 2003.

                                                        W I T N E S S E T H:

           WHEREAS,  Article VII,  Section 7.3 of the  Agreement  provides that the Agreement may be amended at any time, so long as such  amendment  does not  materially  adversely  affect  the  rights of any  shareholder  and so long as such  amendment  is not in contravention  of applicable law,  including the Investment  Company Act of 1940, as amended,  by an instrument in writing signed by an officer of the Trust pursuant to a vote of a majority of the Trustees; and

           WHEREAS,  Section  3.1(c) of the First  Amended  and  Restated  Master  Trust  Agreement,  as  amended,  of The  Lutheran
Brotherhood Family of Funds reads in part:

           No person  shall  serve as a Trustee  beyond the earlier of the end of the month in which he or she attains the age of 70 years, or the end of the month in which he or she completes  fifteen  continuous  years of service as
           Trustee,  except that the limitation contained in this sentence with respect to not serving as Trustee for more than fifteen  years shall not apply to Rolf F.  Bjelland,  Bruce J.  Nicholson,  Charles W. Arnason and Ruth E.
           Randall,  or any person who is an  interested  person of the Trust as defined in Section  2(a)(19)  of the 1940
           Act; and

           WHEREAS, on February 12, 2003, a majority of the Trustees voted to delete the fifteen-year term limit; and

           WHEREAS,  the  undersigned  has been duly  authorized  by the  Trustees to execute and file this  Amendment  No. 6 to the
Agreement; and

           NOW, THEREFORE, Section 3.1(c) of the Agreement is hereby amended as follows:

           Section 3.1  Number, Designation, Election, Term, etc.

           (c)    Election and Term

                  Trustees,  in addition to those named  above,  may become  such by  election by  Shareholders  or the  Trustees in office  pursuant to Section  3.1(f).  Each  Trustee,  whether named above or hereafter  becoming a Trustee,  shall serve as a Trustee of the Trust and of each  Sub-Trust  hereunder  during the lifetime of this Trust and until its termination as hereinafter  provided except as such Trustee sooner dies, resigns,  retires or is removed.  Subject to Section 16(a) of the 1940 Act, the Trustees may elect  successors  and may,  pursuant to Section 3.1(f) hereof, appoint  Trustees to fill vacancies.  Notwithstanding  anything to the contrary  contained in this Section 3.1(c), no person  shall serve as a Trustee  beyond the earlier of the end of the month in which he or she attains the age of 70 years.

           The  undersigned  hereby  certifies  that the  Amendment  set forth above has been duly  adopted in  accordance  with the provisions of the Agreement.

           IN WITNESS WHEREOF, the undersigned has hereunto set his hands as of the day and year first above written.

                                                                     THE LUTHERAN BROTHERHOOD FAMILY OF FUNDS

                                                                     By: /s/ John C. Bjork
                                                                        _________________________________
                                                                     Name:  John C. Bjork
                                                                     Title:  Secretary